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                  SUPPLEMENTAL DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                                HUNT CORPORATION
                                       AND
                                 JOHN W. CARNEY


         THIS AGREEMENT, entered into this ____ day of __________, 2002, by and between Hunt Corporation (the "Employer") and John W. Carney (the "Officer"),

                                   WITNESSETH:

         WHEREAS, the Officer has rendered and will continue to render valuable services to the Employer, and the Employer desires to provide supplemental deferred compensation to the Officer;

         NOW, THEREFORE, in consideration of the Officer's continued services to the Employer, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Agreement" shall mean this Supplemental Deferred Compensation Agreement between the Employer and the Officer.

                  (b) "Applicable Compensation" shall mean all compensation reported on the Officer's Form W-2 (Wages, tips, other compensation box) for a calendar year, including, but not limited to, any overtime and bonuses and cash awards under the Employer's Long Term Incentive Plan (terminated on February 14, 1996) actually paid by the Employer to the Officer during the calendar year, but adding thereto any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the Officer's gross income under section 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code, and excluding therefrom amounts received as stock awards under the Employer's Long Term Incentive Plan (terminated on February 14, 1996), and excluding therefrom any taxable employee benefits of any kind (e.g., reimbursements of moving and relocation expenses, insurance premiums, automobile, health, medical, and dental expenses, the cost of group term life insurance, compensation arising from the exercise of a nonqualified stock option or from a stock grant, and any fringe benefit which is not excluded from gross income under section 132 of the Code).

                  (c) "Average Monthly Compensation" shall mean the total Applicable Compensation received by the Officer from the Employer during the five consecutive calendar years out of his last ten calendar years of employment ending with the calendar year in which occurs the earlier of the Officer's retirement or termination of employment, which

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         will produce the highest Average Monthly Compensation, divided by 60.
         For purposes of the preceding sentence, any part-year in which the Officer is employed shall be included within the five-consecutive-calendar-year period if the inclusion thereof produces a higher Average Monthly Compensation; in all other cases, part-years shall be disregarded. If a part-year is included, the Applicable Compensation received by the Officer during such part-year shall not be annualized, and the part-year shall be treated, for purposes of the calculation, as a full year.

                  (d) "Board" shall mean the Board of Directors of the Employer.

                  (e) "Cause" shall mean the Officer's:

                           (1) Dishonesty, fraud, willful malfeasance, gross
                  negligence, or other gross misconduct, which is materially injurious to the Employer; or

                           (2) Conviction of or plea of guilty to a felony.

                  (f) "Change in Control" shall mean the occurrence of any of the following:

                           (1) Any person (a "Person"), as such term is used in
                  Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Employer and/or its wholly-owned subsidiaries, (ii) any employee stock ownership plan or other employee benefit plan of the Employer, and any trustee or other fiduciary in such capacity holding securities under such plan, (iii) any corporation owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of stock of the Employer, or (iv) the Officer or any group of Persons of which he voluntarily is a part), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 30% or more of the combined voting power of the Employer's then outstanding securities, or such lesser percentage of voting power, but not less than 15%, as the Board shall determine; provided, however, that a Change in Control shall not be deemed to have occurred under the provisions of this paragraph (1) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Employer's then outstanding securities.

                           (2) During any two-year period, Directors of the
                  Employer in office at the beginning of such period plus any new Director designated by a Person who has entered into an agreement with the Employer to effect a transaction within the purview of paragraph (1) or (3) whose election by the Board,

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                  or whose nomination for election by the Employer's
                  shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

                           (3) The Employer's shareholders or the Board shall
                  approve (i) any consolidation or merger of the Employer in which the Employer is not the continuing or surviving corporation or pursuant to which the Employer's voting common shares (the "Common Shares") would be converted into cash, securities, or other property, other than a merger of the Employer in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before,
                  (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Employer, or (iii) the liquidation or dissolution of the Employer.

                  As used in this subsection (f), "members of the Bartol Family" shall mean the wife, children, and descendants of such children of the late George E. Bartol III, their respective spouses and estates, any trusts primarily for the benefit of any of the foregoing, and the administrators, executors, and trustees of any such estates or trusts.

                  Whether a Change in Control has occurred shall be determined by the Compensation Committee of the Board (as it is constituted on the day preceding the date of the Change in Control), subject to the provisions of Section 3.7(d) of the Trust Agreement.

                  (g) "Change in Control Agreement" shall mean the Change in Control Agreement between the Officer and the Employer.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (i) "Committee" shall mean the Pension Committee appointed by the Board.

                  (j) "Employer" shall mean Hunt Corporation, a Pennsylvania corporation, or any successor thereto.

                  (k) "Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Officer, with a survivor annuity for the life of his Spouse which is equal to 50 percent of the amount of the annuity payable during the joint lives of the Officer and his Spouse.

                  (l) "Officer" shall mean John W. Carney, an officer of the Employer.

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                  (m) "Pension Plan" shall mean the Hunt Corporation Pension
         Plan, as amended from time to time.

                  (n) "Retirement Date" shall mean the first day of the month coinciding with or immediately following the date of the Officer's termination of employment.

                  (o) "Spouse" shall mean the Officer's spouse to whom he is married at the earlier of his Retirement Date or date of death.

                  (p) "Supplemental Plan" shall mean the Hunt Corporation Supplemental Executive Benefits Plan, as amended from time to time.

                  (q) "Trust Agreement" shall mean the Hunt Corporation Supplemental Executive Benefits Plan Trust Agreement.

         Section 2. Supplemental Benefit. Except as provided inss.4, the Officer shall be entitled to a monthly retirement pension, commencing at his Retirement Date and continuing until the first day of the month in which his death occurs, equal to the following:

                  (a) 60% of the Officer's Average Monthly Compensation; reduced by

                  (b) The sum of:

                           (1) The monthly retirement pension payable to the
                  Officer at his Retirement Date under the Pension Plan in the form of and Joint and Survivor Annuity (whether or not the Officer actually receives his benefit under the Pension Plan in such form or on such date); plus

                           (2) The monthly retirement pension payable to the
                  Officer at his Retirement Date under Article IV of the Supplemental Plan in the form of a Joint and Survivor Annuity (whether or not the Officer actually receives his benefit under the Supplemental Plan in such form or on such date).

         Section 3. Survivor Annuity. Except as provided in ss.4, upon the Officer's death, his surviving Spouse (if any) shall be entitled to a monthly survivor pension, commencing as of the first day of the month following the Officer's death and continuing until the first day of the month in which the Spouse's death occurs. If the Officer dies on or after his Retirement Date, the amount of the monthly survivor pension shall be one-half of the amount of the supplemental benefit to which the Officer was entitled. If the Officer dies prior to his Retirement Date, the amount of the monthly survivor pension shall be one-half of the amount of the supplemental benefit determined under ss.2 as of the Officer's date of death. If the Officer's Spouse does not survive him, no benefits shall be payable under this Agreement after the Officer's death.

         Section 4. Forfeiture of Benefits. No benefits shall be payable underss.2 orss.3 of this Agreement if:

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                  (a) The Officer voluntarily terminates employment prior to age
         62 (unless the Officer's termination of employment is in connection with a Change in Control and constitutes a "Covered Termination" as defined in Section 6(b) of the Change in Control Agreement); or

                  (b) The Officer is terminated for Cause.

         Section 5. Withholding; Payroll Taxes. The Employer shall withhold from payments made under this Agreement any taxes required to be withheld for Federal, state, or local taxes.

                  Section 6. Source of Funds.


                  (a) This Agreement shall be unfunded, and, except as provided in subsection (b), payment of any benefits hereunder shall be made from the general assets of the Employer. Any assets which may be set aside, earmarked, or identified as being intended for the payment of benefits under this Agreement shall remain assets of the Employer and shall be subject to the claims of its general creditors. The Officer and his Spouse shall be general and unsecured creditors of the Employer to the extent of the value of the amounts payable hereunder, and shall have no right, title, or interest in any specific asset that the Employer may set aside, earmark, or identify as for the payment of benefits under this Agreement. The Employer's obligation under this Agreement shall be merely that of an unfunded and unsecured promise of the Employer to pay money in the future.

                  (b) Notwithstanding subsection (a), assets shall be set aside in a grantor trust under the Trust Agreement and earmarked for the payment of benefits under this Agreement, provided that the Officer and his Spouse shall continue to be general and unsecured creditors of the Employer with respect to assets set aside in such trust.

         Section 7. Administrator.

                  (a) This Agreement shall be administered by the Pension Committee appointed by the Board, except that the Officer shall not take part in any action or decision by the Committee under this Agreement. Unless this Agreement specifically provides otherwise, the Committee shall have sole discretion to construe and interpret the provisions of this Agreement and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed and doubtful terms. To the maximum extent permissible under law, the determinations of the Committee on all such matters shall be final and binding upon all persons involved.

                  (b) The Committee shall keep a record of its proceedings and actions and shall maintain all books of account, records, and other data as shall be necessary for the proper administration of this Agreement. Such records shall contain all relevant data pertaining to the Officer and his rights under this Agreement. The Committee shall


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         have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor.

                  (c) The Employer shall pay all expenses of administering this Agreement. Such expenses shall include any expenses incident to the functioning of the Committee.

                  (d) The Employer shall indemnify the members of the Committee and the employees of the Employer to whom the Committee delegates duties under this Agreement against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with this Agreement, unless the same is determined to be due to gross negligence or willful malfeasance. The Employer may purchase insurance covering its liabilities under this subsection (d).

         Section 8. Claims Procedure.

         (a) If the Officer or his Spouse (hereinafter referred to as the "Applicant," which reference shall include the legal representative, if any, of the Officer or Spouse) does not receive the timely payment of the benefits to which the Applicant believes he or she is entitled under the terms of this Agreement, the Applicant may make a claim for benefits in the manner hereinafter provided.

         All claims for benefits under this Agreement shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the "Claims Coordinator." The Claims Coordinator may, but need not, be a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall furnish the Applicant with forms prescribed by the Committee within ten days of receipt of the initial claim, indicating any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

         Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim. The written or electronic notice which the Claims Coordinator shall provide to the Applicant in the event of a denial of a claim for benefits shall set forth in a manner calculated to be understood by the Applicant:

                  (1) The specific reason or reasons for the denial;

                  (2) Specific references to pertinent provisions of this Agreement on which the denial is based;

                  (3) A description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why the material or information is necessary; and



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                  (4) A description of the review procedures under this
         Agreement and the time limits applicable to such procedures, including a statement of the Applicant's right to bring a civil action under section 502(a) of ERISA (if applicable) following an adverse benefit determination on review.

         If no action is taken by the Claims Coordinator on an Applicant's claim within 60 days after receipt by the Claims Coordinator, such application shall be deemed to be denied for purposes of the following appeals procedure.

                  (b) An Applicant whose claim for benefits is denied in whole or in part (such Applicant being hereinafter referred to as the "Claimant") may appeal from such denial to the Committee for a review of the decision by the entire Committee. Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above. An appeal must be submitted in writing within such period and must:

                           (1) Request a review by the entire Committee of the
                  claim for benefits under this Agreement;

                           (2) Set forth all of the grounds upon which the
                  Claimant's request for review is based and any facts in support thereof; and

                           (3) Set forth any issues or comments which the
                  Committee deems pertinent to the appeal.

                  The Committee shall make its decision on review within 60 days after receipt of the Claimant's request for review, unless special circumstances require an extension of the time for processing the Claimant's request for review, in which case written notice of the extension and circumstances shall be provided to the Claimant prior to the termination of the initial 60-day period and a decision shall be rendered as soon as possible but not later than 120 days after receipt of the request for review; provided, however, that if the Claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

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                  The Committee shall make a full and fair review of the appeal and any written materials submitted by the Claimant or the Employer in connection therewith. The Committee may require the Claimant and the Employer to submit such additional facts, documents, or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits. The Claimant shall also have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits, and the Committee shall take into account all such information submitted without regard to whether such information was submitted or considered in the initial benefit determination.

                  On the basis of its review, the Committee shall make an independent determination of the Claimant's eligibility for benefits under this Agreement. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

                  In the event the Committee denies an appeal, in whole or in part, the Committee shall give written or electronic notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and which shall make specific reference to the pertinent provisions of this Agreement on which the Committee decision was based. The decision on review shall also include (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and (ii) a statement describing any voluntary appeal procedures offered under this Agreement, and a statement of the Claimant's right to bring an action under section 502(a) of ERISA (if applicable).

                  It is intended that the claims procedure under this Agreement be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 C.F.R. ss.2560.503-1.

         Section 9. Nonalienation of Benefits. Except as otherwise required by applicable law, the right of the Officer or his Spouse to any benefit or interest hereunder shall not be subject to encumbrance, attachment, execution, garnishment, assignment, pledge, alienation, sale, transfer, or anticipation, either by the voluntary or involuntary act of the Officer or his Spouse or by operation of law, nor shall such payment, right, or interest be subject to any other legal or equitable process.

         Section 10. Amendment and Termination. The Board may amend or terminate this Agreement only with the written consent of the Officer (or, after the Officer's death, his Spouse).

         Section 11. Miscellaneous.


                  (a) No Contract of Employment. Nothing contained herein shall be construed as conferring upon the Officer the right to continue in the employ of the Employer.

                  (b) Relationship to Change in Control Agreement, Severance Plan. The payment of benefits hereunder shall not affect the Officer's entitlement to payments under the Change in Control Agreement or the Hunt Corporation Officer Severance Plan, nor shall any payments made under the Change in Control Agreement or under the Hunt Corporation Severance Plan affect the Officer's entitlement to benefits hereunder.

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                  (c) Costs and Expenses of Enforcement. In the event that it shall be necessary or desirable for the Officer to retain legal counsel or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Employer shall pay (or the Officer shall be entitled to recover from the Employer, as the case may be) his reasonable attorneys' fees and cost and expenses in connection with the enforcement of his said rights, regardless of the final outcome, unless a court shall determine that under the circumstances recovery by the Officer of all or a part of any such fees and costs and expenses would be unjust.

                  (d) Applicable Law. The provisions of this Agreement shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania (without regard to principles of conflict of laws), to the extent not superseded by Federal law.

                  (e) Successors. The provisions of this Agreement shall bind and inure to the benefit of the Employer and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

                  (f) Headings. The headings of the sections and subsections of this Agreement are for reference only. In the event of a conflict between a heading and the contents of a section or subsection, the contents of the section or subsection shall control.

         IN WITNESS WHEREOF, the Employer and the Officer have caused this Supplemental Deferred Compensation Agreement to be duly executed this ____ day of _________, 2002.

Attest:                                 HUNT CORPORATION



                                        By:
-----------------------------------        -------------------------------------




-----------------------------------     ----------------------------------------
                                        John W. Carney


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